As filed with the Securities and Exchange Commission on June 10, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-11

REGISTRATION STATEMENT

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Presidio Property Trust, Inc.

(Exact name of registrant as specified in its governing instruments)

4995 Murphy Canyon Road, Suite 300

San Diego, CA 92123

(760) 471-8536

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jack K. Heilbron Presidio Property Trust, Inc. Chief Executive Officer and President 4995 Murphy Canyon Road, Suite 300 San Diego, CA 92123 (760) 471-8536

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stuart Neuhauser, Esq.

Jonathan Deblinger, Esq.

Joshua N. Englard, Esq.

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, NY 10105

Telephone: (212) 370-1300

Fax: (212) 370-7889

Richard A. Friedman, Esq. Stephen A. Cohen, Esq. Nazia J. Khan, Esq. Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, NY 10112 Telephone: (212) 634-3031 Fax: (212) 655-1729

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-256150

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)(2)
9.375% Series D Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	$2,875,000	$313.67 (3)

(1)

Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-11 (File No. 333-256150).

(2)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(3)

The Registrant previously registered securities having a proposed aggregate offering price of $20,125,000 on a Registration Statement on Form S-11, as amended (File No. 333-256150). In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $2,875,000 is hereby registered.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-11 is being filed by Presidio Property Trust, Inc., a Maryland corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Rule 462(b)”). This Registration Statement relates to the Registrant’s Registration Statement on Form S-11 (File No. 333-256150) initially filed by the Registrant on May 14, 2021, as amended on June 1, 2021 (the “Prior Registration Statement”). This Registration Statement covers the registration of an additional 115,000 shares of the Registrant’s 9.375% Series D Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share. The required opinions of counsel and related consents and accountant’s consent are filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Venable LLP regarding validity of shares registered.
8.1	Opinion of Ellenoff Grossman & Schole LLP regarding certain tax matters.
23.1	Consent of Venable LLP (included in Exhibit 5.1)
23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 8.1).
23.3	Consent of Baker Tilly US, LLP
24	Power of Attorney (included in signature page to the Registrant’s Prior Registration Statement (File No. 333-256150), as amended, filed on June 1, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 10, 2021.

PRESIDIO PROPERTY TRUST, INC.

By:	/s/ Jack K. Heilbron
Name:	Jack K. Heilbron
Title:	Chairman of the Board, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Jack K. Heilbron	Chairman of the Board, Chief	June 10, 2021
Jack K. Heilbron	Executive Officer and President (Principal Executive Officer)

/s/ Larry G. Dubose	Director; Chief Financial Officer	June 10, 2021
Larry G. Dubose	and Director of NetREIT Dubose; Chief Executive Officer of Dubose Advisors; Chief Executive Officer of NetREIT Advisors

/s/ Adam Sragovicz	Chief Financial Officer	June 10, 2021
Adam Sragovicz	(Principal Financial Officer)

/s/ Ed Bentzen	Chief Accounting Officer	June 10, 2021
Ed Bentzen	(Principal Accounting Officer)

*	Director	June 10, 2021
Jennifer A. Barnes

*	Director	June 10, 2021
David T. Bruen

*	Director	June 10, 2021
Sumner J. Rollings

*	Director	June 10, 2021
James R. Durfey

*By:	/s/ Jack K. Heilbron
Jack K. Heilbron
Attorney-in-fact